Exhibit 21.1





                 LIST OF SUBSIDIARIES OF THE REGISTRANT





                                                 STATE OF
          NAME                                INCORPORATION
          ----                                -------------

   DirectCom Networks, Inc.                      Delaware

   Prevue Interactive, Inc.                      Delaware

   Prevue International, Inc.                    Delaware

   Prevue Networks, Inc.                         Delaware

   SSDS, Inc.                                    Colorado

   Sneak Prevue, L.L.C.                          Delaware

   SpaceCom Systems, Inc.                        Delaware

   Superstar/Netlink Group, L.L.C.               Delaware

   UV Corp.                                      Delaware

   UVSG Companies (General Partnership)          Oklahoma